Exhibit 99.1

GLOBAL EAGLE ACQUISITION CORP.

RECEIVES STOCKHOLDER APPROVAL OF

ACQUISITION OF ROW 44 AND 86% OF ADVANCED INFLIGHT ALLIANCE AG

Los Angeles, CA — January 31, 2013 — Global Eagle Acquisition Corp. (NASDAQ: EAGL; EAGLW; EAGLU) (“Global Eagle”) announced today that its stockholders approved its business combination transaction in which it will acquire Row 44, Inc. (Row 44), a satellite-based in-flight Wi-Fi and entertainment content provider for commercial airlines, and 86% of the shares of Advanced Inflight Alliance AG (AIA), the world’s leading provider of innovative content and solutions for the in-flight entertainment business, during a special meeting in lieu of 2012 and 2013 annual meetings of stockholders held today.  Approximately 94% of the shares voted by public stockholders were voted in favor of the business combination.

In addition to approving the business combination transaction, Global Eagle’s stockholders also approved all of the other proposals which came before the special meeting.  Global Eagle’s public stockholders holding an aggregate of 8,828,419 shares of common stock did not redeem their shares, thereby satisfying the closing condition in the Row 44 merger agreement which required that at least 3,955,833 public shares not be redeemed. The closing of the business combination is expected to occur as soon as practicable.

About Advanced Inflight Alliance AG

Advanced Inflight Alliance AG (AIA) is the world's leading provider of innovative content and solutions for the in-flight entertainment industry. AIA, which is listed on the Frankfurt Stock Exchange, and its subsidiaries are market-leading companies pioneering in the "passenger experience" sector which provide content solutions such as international and local audio, video, applications, games and services to the majority of the world's airlines. AIA was incorporated in Germany in 1998 and completed its initial public offering in 1999.

About Row 44

Row 44, Inc. is a satellite-based in-flight Wi-Fi and entertainment content provider for commercial airlines. Row 44 enables airlines worldwide to provide their travelers with high-speed Internet connectivity, access to world-class entertainment content, including live television and streaming Video-On-Demand, and local activities that can be booked en route, all streamed directly to their Wi-Fi-enabled devices. Row 44, through its airline partners, has a fleet of approximately 450 high-speed Wi-Fi-enabled planes that operate over land and sea. The Row 44 platform uses Ku-band satellite technology for connectivity to deliver airline passengers a quality travel experience, and airlines incremental revenue and growth opportunities. To learn more, please visit www.row44.com.

FORWARD LOOKING STATEMENTS

This press release may include "forward looking statements" within the meaning of the "safe harbor" provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed business combination with Row 44 and AIA, as well as the expected performance, strategies, prospects and other aspects of the businesses of Global Eagle, AIA, Row 44 and the combined company after completion of the proposed business combination, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability of Global Eagle to meet NASDAQ’s listing requirements, including the minimum 300 public holders requirement; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Row 44 or the stock purchase agreement for the acquisition of shares of AIA (the "Business Combination Agreements"); (3) the outcome of any legal proceedings that may be instituted against Global Eagle, AIA, Row 44 or others following announcement of the Business Combination Agreements and transactions contemplated therein; (4) the inability to complete the transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the stockholders of Global Eagle or other conditions to closing in the Business Combination Agreement; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreements; (6) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the possibility that AIA and Row 44 may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement filed by Global Eagle with the SEC, including those under "Risk Factors" therein, and other filings with the SEC by Global Eagle. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Global Eagle, AIA and Row 44 undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investors:

James Graf, Global Eagle

jgraf@geacq.com

(310) 209-7280

Chris Plunkett, Brainerd Communicators

Plunkett@braincomm.com

(212) 986-6667

Media:

Jeff Pryor, Priority PR

jeff@prioritypr.net

(310) 954-1375